UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
Form 8-K
______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2015
_______________________
AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)
______________________________________

Delaware	001-33278	20-5961564
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)
Address of principal executive offices: 5200 Great America Parkway, Santa Clara, CA 95054
Registrant’s telephone number, including area code: 408-567-7000
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On February 27, 2015, Aviat Networks, Inc. (the “Company”) entered into Amendment No. 4 to Second Amended and Restated Loan Agreement (the “Amendment”) by and among the Company, Aviat U.S., Inc. (“Opco”), Aviat Networks (S) Pte. Ltd. (collectively with the Company and Opco, the “Borrowers”) and Silicon Valley Bank, as lender (the “Lender”). The Amendment amends the terms of the Company’s Second Amended and Restated Loan and Security Agreement, dated as of March 28, 2014, as amended, by and among the Borrowers and the Lender. Among other things, the Amendment (i) reflects a change to the EBITDA covenant; (ii) provides a mechanism for the Lender to require a reserve amount; and (iii) provides for a prepayment fee payable by the Company in certain circumstances (but not in connection with an acquisition of the Company) if the credit facility is terminated prior to its expiration.
The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 2.05. Costs Associated with Exit or Disposal Activities
Following a review of current global business conditions, on March 2, 2015, the Board of Directors of Company approved certain cost reduction initiatives that will result in cost savings of approximately $16 million annually, with an estimated $4 million to $5 million per quarter starting in the fourth quarter of fiscal year 2015. These initiatives primarily affect operations outside of the United States. These actions are intended to bring the Company’s operational cost structure in line with the changing dynamics of the microwave radio and telecommunications markets. These cost reduction initiatives are expected to be completed by the end of calendar 2015.
The Company expects to incur approximately $6 million to $7 million of charges in the aggregate in connection with these cost reduction initiatives, primarily from severance and employee-related cash charges and closure of certain facilities. Cash payments are expected to be approximately $5 million in fiscal 2015, with the remainder paid in the first half of fiscal 2016.
The press release issued by the Company concerning the cost reduction initiatives is attached as Exhibit 99.1 and incorporated herein by reference.
In this Current Report on Form 8-K (this “Current Report”), the Company discusses and makes statements based on currently available information regarding its intentions, beliefs, current expectations and projections regarding the Company’s future operations and performance, including with respect anticipated cost savings and expenses related to severance and employee-related cash charges. Certain of these statements may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company cautions investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in the Company’s future performance. For more information regarding the risks and uncertainties of the Company’s business, see “Risk Factors” in the Company’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) on December 19, 2014, as well as other reports filed by the Company with the SEC from time to time.
This Current Report contains forecasts and projections of restructuring costs and cost savings related to the operational cost reduction efforts of the Company. Although sometimes presented with numerical specificity, these forecasts and projections are based on a variety of estimates and assumptions made by the management of the Company. Although the management of the Company believes that these estimates and assumptions are reasonable under the circumstances, some or all of these estimates and assumptions may not be realized, and they are inherently subject to business and economic uncertainties. Investors are cautioned not to place undue reliance on these forecasts and projections, which speak only as of the date on which they are made. The Company assumes no obligation to update this Current Report or the information contained herein, except as required by law.
Item 4.01. Changes in Registrant's Certifying Accountant
(a)
On February 26, 2015, the Company dismissed their current independent registered public accounting firm, KPMG LLP (“KPMG”). The decision to change accountants was approved by the Audit Committee of the Board of Directors.

During the fiscal years ended June 27, 2014 and June 28, 2013, and the subsequent interim period through February 26, 2015, there were no: (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events, except that KPMG advised the Company of material weaknesses related to the Company’s control environment, risk assessment processes, information and communication, monitoring activities, as well as control activities specific to manual journal entries, account reconciliations, and revenue recognition related to percentage-of-completion contracts.
The audit reports of KPMG on the consolidated financial statements of the Company and its subsidiaries as of and for the fiscal years ended June 27, 2014 and June 28, 2013 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG on the effectiveness of internal control over financial reporting as of June 27, 2014 and June 28, 2013 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report indicates that the Company did not maintain effective internal control over financial reporting as of June 27, 2014 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that material weaknesses related to the Company’s control environment, risk assessment processes, information and communication, monitoring activities, as well as control activities specific to manual journal entries, account reconciliations, and revenue recognition related to percentage-of-completion contracts have been identified.
A letter from KPMG is attached as Exhibit 16.1.
(b)
On February 26, 2015, Audit Committee approved the selection of BDO USA, LLP (“BDO”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending July 3, 2015 and the interim quarterly periods beginning February 26, 2015. This appointment is effective as of February 26, 2015. During the fiscal years ended June 27, 2014 and June 28, 2013, and the subsequent interim period through February 26, 2015, neither the Company nor anyone on its behalf consulted with BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, in any case where a written report or oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.
The following exhibit is filed herewith:

10.1     Amendment No. 4 to Second Amended and Restated Loan and Security Agreement, dated as of February 27, 2015, by and among Aviat Networks, Inc., Aviat U.S., Inc., Aviat Networks (S) Pte. Ltd. and Silicon Valley Bank.
16.1 Letter from KPMG LLP, dated February 26, 2015.
99.1     Press Release issued by Aviat Networks, Inc. on March 3, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.
Date: March 3, 2015	By:	/s/ Michael Shahbazian
		Name:	Michael Shahbazian
		Title:	Chief Financial Officer (interim)

EXHIBIT INDEX

Exhibit No. Under Regulation S-K, Item 601	Description

10.1
Amendment No. 4 to Second Amended and Restated Loan and Security Agreement, dated as of February 27, 2015, by and among Aviat Networks, Inc., Aviat U.S., Inc., Aviat Networks (S) Pte. Ltd. and Silicon Valley Bank.

16.1	Letter from KPMG LLP, dated February 26, 2015.
99.1	Press Release issued by Aviat Networks, Inc. on March 3, 2015.